Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1
TO THE
THE HOWARD HUGHES CORPORATION
EMPLOYMENT AGREEMENT

THE HOWARD HUGHES CORPORATION, a Delaware corporation (the “Corporation”), and David R. Weinreb (the “Executive”) hereby enter into this amendment (this “Amendment”) to amend the Employment Agreement between the Corporation and the Executive, dated as of November 22, 2010 (the “Agreement”), set forth herein.  This Amendment will be effective as of August 17, 2012 (the “Effective Date”).  Except as specifically amended hereby, the Agreement will remain unchanged, and as amended herein, will continue in full force and effect.

1.                                      Clause (iii) of Section 2(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

beginning retroactively from the Effective Date, private air travel will be reimbursed in an amount equal to 80% of the actual cost of such private air travel up to a maximum aggregate amount of $400,000 per fiscal year.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer as of the Effective Date.

THE HOWARD HUGHES CORPORATION

/s/ Gary Krow
Chairman of the Compensation Committee

ACKNOWLEDGED AND AGREED:

/s/ David R. Weinreb